MasterCard Incorporated Second-Quarter 2010 Financial Results Conference Call August 3, 2010 Exhibit 99.2

Business Update • Economic Overview • Regulatory Update • Business Trends 2

2nd Quarter Selected Financial Performance
($ in millions, except per share data)
2Q 2010 2Q 2009
YOY
Growth %
Net revenue $ 1,365 $ 1,280 6.7
Total operating expenses 648 723 (10.4)
Operating income
Operating margin
717
52.6%
557
43.5%
28.8
9.1 ppts
Net income $ 458 $ 349 31.3
Diluted EPS $ 3.49 $ 2.67 30.7

2nd Quarter 2010 MasterCard-Branded
GDV and Purchase Volume
Note: Figures may not sum due to rounding

$US U.S. Local $US U.S. Local
billions Dollar Currency billions Dollar Currency
APMEA 144 26.2 17.8 94 22.8 14.5
Canada 27 17.2 3.2 24 18.9 4.7
Europe 191 9.5 13.6 143 9.2 13.2
Latin America 51 22.3 15.7 29 27.7 21.0
United States 244 (0.5) (0.5) 204 0.7 0.7
Worldwide 656 9.8 8.5 493 9.1 7.9
APMEA = Asia Pacific / Middle East / Africa
YOY Growth % YOY Growth %
Gross Dollar Volume Purchase Volume

•
Net Revenue increased 6.7%;
7.9% on a constant currency
basis
•
Domestic Assessments
increased 11.0%
•
Cross Border Volume Fees
increased 34.5%
•
Transaction Processing Fees
grew 6.0%
•
Other Revenues decreased
5.2%
•
Rebates & Incentives
increased 34.7%
2nd Quarter Revenue
($ in millions)

$586
$348
$503
$187
($344)
$1,280
$650
$468
$533
$177
($463)
$1,365
-$625
-$425
-$225
-$25
$175
$375
$575
$775
$975
$1,175
$1,375
Domestic
Assessments
Cross Border
Volume Fees
Transaction
Processing
Fees
Other
Revenues
2Q 2009 2Q 2010
Rebates &
Incentives
Net Revenue

$507
$180
$36
$723
$433
$180
$35
$648
$0
$100
$200
$300
$400
$500
$600
$700
$800
General &
Administrative
Advertising &
Marketing
Depreciation &
Amortization
Total Operating
Expenses
2Q 2009 2Q 2010
2nd Quarter Operating Expenses
($ in millions)
•
Total Operating Expenses
decreased 10.4%; 9.7% on a
constant currency basis
•
G&A decreased 14.5% primarily
due to decreased
personnel costs
•
A&M decreased 0.3%
•
Excluding foreign currency, A&M
increased 0.2%
•
Depreciation & Amortization
decreased 3.8%

2nd Quarter 2010 Cash Flow Statement
and Balance Sheet Highlights
•
Generated $343 million in cash flow from
operations for the quarter ended 6/30/2010
•
Cash, cash equivalents and other liquid
investments of $3.5 billion at 6/30/2010

Thoughts for 2010 • Net Revenue • Total Operating Expenses – General & Administrative – Advertising & Marketing • Tax rate • Operating margin and net income growth 8

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